Exhibit 99.2

VIAVID
communications simplified.

ProPhase Labs, Inc.

Fourth Quarter and Full Year 2020 Earnings Results Conference Call

March 31, 2021

C O R P O R A T E P A R T I C I P A N T S

Ted Karkus, Chairman & Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

David Deshler, Deshler and Associates

Vincent Marra, Fordham Financial

Lee Alper, Hammock Investors

Michael Wu, Private Investor

P R E S E N T A T I O N

Operator

I would like to thank you all for taking time to join us for ProPhase Labs Fourth Quarter and Full Year 2020 Financial Results Conference Call.

Your host today is ProPhase Labs’ CEO and Chairman of the Board of Directors, Ted Karkus. A press release detailing these results crossed the wires today and is available on the Company’s website, prophaselabs.com.

Before we begin the formal presentation, I’d like to remind everyone that statements made on the call and webcast, including those regarding future financial results and future operational goals and industry prospects, are forward-looking and may be subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the call. Please refer to the Company’s SEC filings for a list of associated risks.

Finally, this call—this conference call is being webcast. The webcast link is available in the Investor Relations section of prophaselabs.com.

At this time, I would like to turn the call over to ProPhase Labs’ Chief Executive Officer, Ted Karkus. Ted, the floor is yours.

Ted Karkus

Thank you, Hector, and greetings, everybody, and thanks for joining me on the call today. It’s an interesting time for a call given that we just reported year-end numbers while we’re at the end of the first quarter. I was actually thinking about waiting until we reported the first quarter where we had more to talk about, about the first quarter in six weeks. But then I had a feeling a lot of investors would be upset with me. The stock is obviously volatile. When the stock is volatile, I got a bunch of comments, where is the update.

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I would just like to start by reminding everyone. Those who have known me a long time know this to be true. For those that are newer investors, I’m sure many of you I’ve told this to before, but I’ll repeat it. I have a history of building value for our Company and the companies that I get involved with over the long term, and I’ve been pretty consistent at doing that. I’ve certainly been pretty consistent at doing that as CEO of ProPhase Labs over the last approximately 11 years. When I turned around the Company, the stock bottomed out at $0.65. For those that stuck with me, I paid out—I turned around the Cold-EEZE brand, sold it for $50 million. Then subsequently, after two stock buybacks, the three special dividends totaled $1.50. People who have stuck with me have been handsomely rewarded.

Since that time, I’ve always gone by the same theory: every move I make is in terms of what’s best for long-term shareholders in terms of building value on a per-share basis. I consider that critical to what Management should be paying attention to, most Managements don’t. I don’t want to go into more detail in that, but I just want to remind you all that, that’s my goal. That’s my game plan.

I am not responsible for NASDAQ coming off 1,000 points, that all of the tech stocks and small mid-cap stocks—I follow a lot of other stocks in the same industry that we’re in, and they all got hammered. Frankly, I have no control of that. I also have no control over short-term swings and the incidence of COVID. Back in December and January, the numbers were going up dramatically every day in terms of the incidence of COVID and the amount of testing that was being done. All of a sudden, in the middle of February, those numbers dropped dramatically. NASDAQ dropped dramatically. Our stock dropped and so forth.

What I can control is making smart decisions to build our Company longer term. That’s what I’m doing. Just to talk a little bit—I know you all want to get into what’s going on in Q1 and what’s going on currently. Just to talk a little bit about last year, revenues were up 45%, which, quite frankly, in and of itself, I’m pretty proud of. That’s both our base business, it’s our manufacturing business, it’s our dietary supplement business and a little bit of testing, which we did at the end of December. I’m going to get into the COVID and the testing a little more in a moment. But we did not report a profit, but that’s because we’re rebuilding the Company and taking it in new directions, and so that’s all planned. The same way I used to plan when I turned around and grew the Cold-EEZE brand, which we ultimately sold for $50 million. We lost money while we were developing the brand, but ultimately, we sold it for $50 million, whilst when I took over, maybe it was worth $5 million or $10 million.

I’m doing the same thing now. I’m building value in the Company long term. I really don’t want to get too much into the stock price, even though that’s what everybody seems to respond to. I don’t blame you. But by the same token, at some point it gets silly. As the stock goes down, it gets closer to actual liquidating value while we’re actually growing the business here and growing revenues and now, going forward, growing earnings and cash flow. I’m going to get into that a little bit more in a minute. I just wanted to give you that as the background so we’re all on the same page.

One more comment on our dietary supplement business, which actually I’m feeling pretty—really good about. We did get into our lead product. It was already in Rite-Aid and Walgreens, and it’s doing so well in those stores. We got into CVS and Walmart. These are considered the four largest retailers for dietary supplements. Of course, we have a laundry list of other retailers that we’re in now as well. We’ve got the biggest ones, Walmart and CVS, in the fourth quarter, which means just the pipeline fill and the fact that our product sells off the shelf means that we’re going to have significant—a significant uptick in revenues and now earnings from the dietary supplement business. I actually feel really good about that.

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While it’s a small business, it’s going to grow very nicely this year. All of a sudden, you’ll see a small business that you’re not paying attention to actually have real value in the Company, especially with our stock price down where it is. I don’t really want to talk more about that because our testing business now going forward is going to dwarf our dietary supplement manufacturing business. But suffice it to say, our other core business is doing just fine.

We ramped up. In a very short order, we decided to pivot into COVID testing. Basically, it was late last year that we decided rather than partner with another Company, to actually do it ourselves. In a matter of literally weeks, we went from not being in the business to buying a business without customers, to having to do a lot of validation work. Lo and behold, from late October to mid-December, a period of like six or seven weeks, we bought, closed on the lab, hired people, got validation work done and actually started testing in late December.

We quickly ramped up, which was honestly pretty incredible that we ramped up to 1,000 tests a day at the end of December, and then actually we had 1,500 tests a day in the end of December. Frankly, that was a herculean task because there—other than the large labs, 95% of the labs across the countries are smaller labs that are happy to do 200 or 500 tests a day. Within weeks, we’re already doing 1,500 tests a day, which is actually a pretty incredible number in and of itself.

In January, we actually hit 2,500 tests a day. I was really excited about that. I expected that to continue at the time and to just keep growing. Just so you know since that time—well, I’ll go back a step. It was fantastic. January, I expected it to continue. In February, I alluded to this in our press release, I really wanted to stick to what’s out there that’s public information. In the middle of February, we got hit with horrendous weather. We do a significant amount of business in the Southwest and, frankly, in the areas where we do business, I guess I’ve never seen snow flurries before, but basically, the whole state shut down. We had several testing centers shut down, and this was from our biggest customer. That hit our overall business. I mean this is from our largest customer.

At the same time, every month, we’ve been adding customers. The underlying business of adding customers and small business from one customer and a little business from another customer, that’s all adding every week and every month. We had a big knock from the largest customer, but the diversity in our business is growing on a weekly basis. We have a really nice core business. We ended—I also made sure to put this in the press release so I could talk about it a little bit. We finished—we averaged for the quarter, based on a five day testing week average, we averaged just under 2,000 tests a day, which, quite frankly, I am really pleased with, from the point of view of not being in the business before.

I’m not pleased with it relative to the incredible growth rates that we had in the last week of December and the first four weeks of January. Honestly, it was a little disappointing. But from the point of view of us growing our business, we continue to grow our business.

I’m going to talk about the business a little bit more in a moment. But I’d like to just pause to also point the fact that we’ve built an incredible infrastructure over these past two or three months. We have a very, very strong Management team. Besides our CFO, Monica Brady, who’s been with me for many years, specific to the lab business, Steven Kamalic has been in the industry. I joke about how many decades he’s been in it, but he built up another lab from a very small lab to a very large lab. I couldn’t be more grateful that he joined me in this new endeavor. We also attracted some fantastic IT people. I’m going to try not to go too long with this because many of you have heard this before, and I really do want to get to a Q&A, but I just have to touch on a couple of things.

We hired two IT people led by Sergio Miralles, who led an 18-person IT Company on a consulting basis prior. I can’t tell you how blessed we are to have them and how important IT is in all of this. We’ve hired two of the best molecular lab techs who are regularly working with the FDA. They have two EUAs filed with the FDA that we’re waiting for approval on, Carlos Brewster and Amanda Vasquez. We really have a strong team, completely rounded out for every facet of the lab business. It makes it easier to grow when you have a good foundation and you have a good team.

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When we built out our new lab, we built it out with state-of-the-art equipment, as I mentioned. We built it out with Thermo Fisher’s latest equipment. They adjusted to COVID and responded and created new equipment and reagents with a multiplex platform so we can test for the new mutations of COVID. We have the state-of-the-art equipment. We have a fantastic capacity, which I’ve talked about ad nauseum. We can turn around in 24 hours. I’ve talked about how important the IT is because once you have the key people and the equipment in place, the lab processing runs pretty smoothly as it does for us, but it’s still the collection of the patient data and the technology to collect it, and then also report out the results, and that’s why IT is so important. Then, of course, we just announced last night about the acquisition of VaccTrack, which is really cool.

If we didn’t have Sergio—first of all, I don’t know if we would have made the acquisition. Number two, we wouldn’t have been able to integrate it so quickly. It’s already integrated into our system. While—and the seller of the technology, who was quoted on our press release, Bedis Zormati, we’re actually working with him on a number of things right now. But he was nice enough while we were looking to, and we literally just signed the deal. But we’ve already been integrating VaccTrack into our system even before we actually officially signed the deal. Sergio has already integrated it in our system. We’re already in beta testing, and we’re about to roll this out any day now. In fact, I think we may have some customers that are willing to beta test it. We’ve done some internal beta testing. We’re about to roll that out.

Coincidentally, I was just talking to a partner of ours who thinks that he may have just landed an account, and the deciding factor was actually VaccTrack. For those of you who don’t know what VaccTrack is, it is explained in the press release. It has a number of functions. Some of the key functions for us is it gives us the ability to report—if 1,000 people get tested, it gives us an ability to report directly to those—each of those 1,000 people directly to their portal, directly to their smartphone on an app. They can then use that. It has an unalterable QR code and report on it, where you can basically see your vaccinations. You can see if you’re COVID positive or negative or any other test for that matter so that it could be used to enter events. This is a big deal now with events opening up. I’m really excited about VaccTrack. It just builds out our technology, it builds out our Company and it just differentiates us one step further.

I’d also like to point out that we have several partners out that we didn’t have three months ago. These are partners that are bringing business to us that we’re working extremely well with. We have a group that are experts in testing schools, and we have experts that are in testing towns and in testing states. There’s tremendous opportunities out there. I just want to review the dynamics a little bit.

In terms of COVID incidents and COVID testing, both dropped off. Basically, they dropped off a cliff in middle of February to March. But what’s interesting is over in Europe, COVID is on the rise again. I believe that there is this burnout in our country. People don’t want to deal with masks anymore, weather is getting warmer, they hear about vaccinations and they’re like, okay, screw COVID. What people don’t understand is just because you have the mentality of screw COVID, I don’t need to get tested, I don’t need to wear a mask, I can—I don’t have to social distance. All that’s doing is it’s starting the wave all over again. I think I’ve said this before, I’ll say it again. Virtually every expert I talk to says there is no cure for COVID. We’ve never been able to cure flu even with vaccines. Vaccines are always nine months behind. It took 10 months to create a vaccine for COVID.

Now it’s mutating rapidly faster than flu. Everyone’s concerned with the current vaccines out there, how long they’re going to be effective on the new strains. We are seeing more and more. We’re now starting to see an uptick in the incidence of COVID. We’re also seeing an uptick in the positivity rates, and we’re seeing an uptick in the mutations.

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All of this is going on while everybody psychologically feels like COVID is going away. I’d also point out that only about 15% of the population has been vaccinated with two vaccines. Maybe most importantly, when you get vaccinated, that does not protect you per se from getting COVID. It may protect you from getting symptoms, which actually makes you more dangerous because you’re going to let your guard down when you’re vaccinated. There’s a higher probability that you’re going to get COVID. What that means is you’re now more dangerous because you’re asymptomatic, which means that you’re not going to be as careful and you may spread it to other people that haven’t been vaccinated, which makes you deadly.

We have all these different factors going on. One thing that I pointed out is that even if COVID—and I pointed this out months ago, even if COVID testing dropped, and it had, there’s still going to be testing. A perfect example of that are the school systems where the current administration is funding in a significant way—they’re funding schools to reopen. There is a ton of opportunity for testing with schools. We actually have developed, particularly with our partners, some expertise in testing at schools. We currently tested over 75 schools. These are high schools. That number, I expect to grow significantly in the coming months.

The other thing I’d point out is that our three largest customers all tells us, somewhat coincidentally, that within a couple of weeks, they expect that their testing with us, your business with us will grow dramatically. Then in addition to all that, we have lots of other partners now that are working on wedding and events. We’re starting to develop a network of independent pharmacies that are doing testing, where they’re sending their specimens to a lab. There’s just an enormous amount of opportunity. While the overall level of testing has dropped significantly from mid-January to now, by the same token, we got into this business long before the numbers went up to where they got to in mid-January. They’ve come back down, but they’re not going away, and now they’re turning and going back up again.

The last thing I’d like to mention about this is that our goal was to build a strong infrastructure and base of business with COVID testing. Now that we’ve pivoted and now we’re a substantial lab and we’re actually a force to be reckoned with, with regard to RFPs because, quite frankly, nobody can beat our turnaround times. They might be able to match them, but they can’t beat our turnaround time. Our customer service is first class. Our IT, our reporting systems now, we’re as good as it gets. Now it’s just a matter of getting the word out. As we do more and more business with more and more accounts, that’s going to beget more business.

I can’t tell you how much our business is going to grow. As I said, I was a little disappointed that we had that dip. But by the same token, when you look at it, instead of looking at it every week, if you look at it quarter-to-quarter, I expect to grow every quarter. Last year, we grew revenues 45%. Our fourth quarter grew really nicely. There’s only a little bit of COVID testing at the very, very end of December, but our revenues are going to grow very strongly in the first quarter. I expect them to grow significantly more in the second quarter from the first quarter.

The last point on this is we raised an awful lot of money, which significantly increased our liquidating value on a per-share basis. I always say that a (inaudible) is the terminal value on a per share basis. Meaning, look at the value of our Company, if we were to liquidate it, divide it by the number of shares, my goal is to grow that every year. I’ve been growing that every year, and I expect to continue to grow it every year. One of the reasons we raised that capital was because we were going through a period of significant negative cash flow, which I explained to everybody, that was one for the building out of our Garden City lab, which I’m so proud of. Anybody that’s come to see it in person is really impressed with it.

Number two, it’s obviously providing the equipment for hiring people. But a large part of it is purchasing consumables. At the time, back in January, there was a big concern of shortages of consumables. I want to make sure we had more than enough consumables. We bought an enormous amount of consumables to protect us for any large orders that might come our way. From the time you buy consumables, typically, if you buy them about 30 days in advance of testing, you have to pay for them up front, 90% up front, 10% at delivery. From the time we order at 30 days in advance of the testing, we have to pay. Then once 30 days goes by, we do the testing. It could be up to two months before we actually get reimbursed.

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We had a three month period of tremendous negative cash flow, that I’m now looking forward to, and that basically was our first quarter. Our second quarter, we’ve got a lot of billing going out to insurance companies that we’re just now starting to get paid back from them. I expect our cash flow to rise dramatically in the second quarter. I expect to have really strong numbers going forward, and I’m excited for the future of our Company. I feel a little bit of pressure, quite frankly, from the stock price.

There are people out there that made sure to let me know in an obnoxious way, which I don’t, frankly, I don’t respect, that it sounds a little offensive. But for the most part, for the long-term shareholders that know me well, they know that I’m building value for them. I am a very large shareholder of the Company. Don’t get me wrong, I’m building it for myself as well. But we’re all on the same team here.

I just want to make sure I look at my notes. Again, the last part of this is—the next step is we’re looking to diversify. Something like VaccTrack, that rounds out our COVID testing really nicely. Obviously, it can also be used for vaccinations. But I’m looking at diversification in many different ways. I’m looking at other tests besides just PCR tests. I’m looking at fast PCR tests. I’m looking at antigen tests. I’m looking at immunity tests with companies that we might partner with. I’m looking at labs to acquire other than labs that do COVID testing, but labs that do other types of testing. I have groups of people who can bring business other than COVID testing. I’m talking about all the other types of testing that were being done before COVID that are going to be done after COVID. I’m really looking to leverage our infrastructure to potentially buy a lab with licenses to do all the other types of testing besides COVID.

I’m looking at a lot of different directions. I’m looking at M&A activity. What’s nice about our Company is we have a very strong capital base. The Company is up three levels from where it was last year in terms of our revenues, in terms of our business going forward, in terms of our cash flow going forward, but also in terms of our balance sheet. We have an incredibly strong balance sheet, and other than some M&A activity or acquisitions or things of that nature, I expect that our balance sheet and our liquidating value to grow every quarter going forward.

Now that I’ve said all that, and that was a mouthful, I just want to highlight, again, the forward-looking statements. I’m not going to read them again. I believe everything that I just told you to be accurate. I can’t guarantee what’s going to happen with COVID or with NASDAQ or with the stock market or things of that nature. I can control what I can control. I can’t control what I can’t. But I can tell you I am working my butt off harder than I ever worked before. This is reminiscent of when I turned this Company around a decade ago, and I was working around the clock. Well, I’m doing the same thing right now. I’m doing it on behalf of everyone on this call. I’m very optimistic and confident that we are going to continue to grow our Company from quarter-to-quarter. I can’t tell you what’s going to happen week-to-week. Please stop asking me, but quarter-to-quarter, I expect really nice growth in our Company, and I’m looking forward to it.

Let me just see if I have anything else before I open it up to Q&A. My IR firm, who’s on the call, told me, keep this to 25 to 30 minutes. Well, it’s 4:58 eastern time. It’s been 28 minutes. I think I covered just about everything I wanted. I would like to open it up to questions now. Hector, I will hand it off back to you. I think I’m right on time.

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Operator

Your first question comes from the line of David Deshler with Deshler & Associates. Please proceed with your question.

David Deshler

Ted, long time shareholder and actually, I want to thank you for getting rid of Mr. Quigley. That’s how long I’ve been a shareholder.

Ted Karkus

Yes. Thank you, David. I have no comment about that. That was a long time ago.

David Deshler

Yes, I’ve been through fix and saves. But just a couple of questions. Number one, I can admire and comprehend completely your need to have a solid balance sheet because that is the most important thing. But in addition to the stock price, can you give us any time frame? Because I know cash is king right now. But as far as potential buybacks or dividends, how far out do you see where they may come into play?

Ted Karkus

Sure. That’s a great question, and I only wish I could answer it directly, all right? Here’s what I can tell you. I have a history of doing what’s best for shareholders, okay? We have a very strong balance sheet. But because we have a strong balance sheet and because cash is king, if I can find an acquisition of a lab for $5 million, which I think I can build to make it worth $25 million, or there’s lab that I can buy for $50 million that I think I can make it two or three years’ worth $200 million, you got to ask yourself, do I want to spend that cash or do I want to buy that? Yes, cash is king.

What’s also nice is I have a fantastic relationship with our two investment banks that did the underwriting for us back in January and for the right opportunity, because we already have a strong balance sheet and because we have strong revenue growth now and things are going so well for the Company, to be honest with you, it’s pretty easy to raise capital for opportunities. By the same token, I’m very careful with those opportunities. Cash is king, but cash is also the value to our shareholders. Most companies, most Managements, most of the time, they take the cash for granted. They burn through it, and then they come back asking for more. I don’t do it that way. I will not do anything sloppy with the cash.

What people don’t understand while they’re selling the stock now is how much cash our Company has and how strong it is. I’m shaking my head. The stock is getting down to a point where they’re valuing our new business, which is growing, and their valuing it as if doesn’t exist. I’m sitting here saying, what, are you kidding me? Now, I am not making stock price recommendations or stock recommendations. But what I will also tell you on top of all that, I weigh all factors. In the past, when we sold the Cold-EEZE brand and the stock was trading below liquidating value, I did two stock buybacks.

After I did that, we still had cash, and I didn’t know what to do with it. I did three special dividends, right? You’ve got to understand. I am a big believer in stock buybacks. I’m a big believer in stock dividend at the right time. At the end of the day, it’s got to be what’s best for the shareholders, laying that against opportunities. Sorry, I can’t give you a better answer to that.

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David Deshler

No, that’s fine. Part two, you probably know that you’ve got two analysts that—I know you don’t like to give any forward guidance because of all of the variable factors, but you’ve got two different analysts that are—I think one is projecting $2 earnings per share and the other one, approximately $2.25 for the rest of the year. Can you make the comment about that? That sounds quite impressive to me.

Ted Karkus

Yes, of course. If we were talking in January, I would tell you that I thought we were going to blow those numbers away. If you ask me right now, it depends on how we grow from here. I’m just going to give you some perfect examples. I just don’t know because I’m talking about opportunities that I come across every single day. What I’ve learned is the larger the opportunity, the lower the probability of success.

To give you an example, we’re working on some opportunities that could be nationwide, literally. Now, if I—now, but I don’t know what the odds are. What if the odds are 1 in 5, all right? Or 1 in 10. All right? But if I have—if a Company hits on that, we can do 40,000 tests a day, on one opportunity. What would happen? I didn’t even calculate the numbers. For all I know, we got $6 a share this year on that one deal. We could earn $10 a share.

If we don’t get that, and I don’t expect to get it, but by the same token, we’re dealing with growing our school business. On an almost weekly basis, we’re adding schools. If you think about it, we’re already at 75 schools that have reported just over the last couple of months. That’s growing now. There’s a big (inaudible) more cash. We should be able to accelerate that. But I don’t know. When I reported that we’re doing just under 2,000, I expect that number to grow significantly in just a few weeks from now, but I can’t guarantee it’s going to because look at what happened back in December and January when we grew.

But what’s nice is the amount of—the number of accounts is growing. We’re less reliant on any one customer or partnership. Because of that, our base of business is solid and growing. I like to think it’s going to continue to grow. We just have to wait and see. I’m sorry I can’t give any better answers than that.

David Deshler

We have good faith in you because of your track record.

Ted Karkus

Thank you, David.

David Deshler

One of the reasons why I have so much invested in that.

Ted Karkus

I really appreciate your call. We should go to another call. I really appreciate your comments, David. Have a great day. Good luck to you, too.

Operator

Your next question comes from the line of Vincent Marra with Fordham Financial. Please proceed with your question.

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Vincent Marra

Thanks for taking the question. I was just wondering, this news that came out yesterday about this COVID passport that you acquired. Is that the only one out there? Or is that just your version of it?

Ted Karkus

I don’t want to say that, that’s a trick question because I know you don’t mean it as a trick question.

Vincent Marra

No, no. Hear—let me expound...

Ted Karkus

I’ll answer. No, no. I understand your question. To be clear, there are other “passports” out there so, for instance, there’s something that IBM created that New York state sponsored, and this is going back weeks when the state of New York, they were trying to figure out—every state, the rules are different. Every governor has different ideas about what to do. In the state of New York, in particular, they were trying to figure out if they were going to open, when they were going to open, Madison Square Garden opened first. They basically sponsored another pass. I think it’s called Empire State pass.

We believe that our pass is actually better than whatever else we have seen in the marketplace. It doesn’t mean that there aren’t any other technologies coming. Then the next sectors, we can look into New York state, if they will sponsor our pass as well. They may. But the real point is that our pass is an unalterable report card on your smartphone that you can use to report—to enter events. For instance, you want to go to Citi Field, you want to go to Yankee Stadium, you need that report card in order to enter. We provide that for you on your smartphone. It’s a really nice piece of technology.

I think I mentioned that, just today, we got a verbal from a new account that wants to do business with us. The deciding factor actually was our VaccTrack test. I think it’s going to add to our business. In addition to that, we may actually have opportunities to license it. It really is cutting-edge technology. I’m really proud of it. The inventor or developer of it, we’re actually working with not only on that, but he’s also bringing his business, and we have a great relationship. We integrated it very smoothly into our technology. A part of that, again, our Head of IT, Sergio Miralles, a lot of credit for that and also Bedis for working closely with him to make this go smoothly, and we’re ready to roll it out.

It’s an exciting piece of technology. But to put it in perspective, I’m working on and our Company and our Management are working on so many additional initiatives on behalf of our Company. Nobody built out a business in the time frame that we built out our business. Just nobody. It’s unheard of. I don’t care. I’ll put our track record in the last six months up against anybody in the business. We’re working on so many initiatives. This is a really exciting one. We’re working on a number of other initiatives. I hope they come to fruition, and I hope to be able to talk about them in the coming weeks and months. I hope that answers your question.

Operator

Our next question comes from Robert Delmamar (phon), Private Investor. Please proceed with your question.

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Male Speaker

I just had a quick question. But first, I want to congratulate you on your hard work and your success. I’m a long-time investor. Watched you on FOX News some time ago. I bought the Cold-EEZE and I went to the store trying to find the Cold-EEZE, and it was hard to find. But over time, gradually, it just got more and more shelf space. I was just flabbergasted. Thank you for all your hard work. Now you’re filling up Walmart with new products. It’s awesome. You’re doing a great job.

Ted Karkus

Thank you. I really appreciate that. Do you have a question as well, because we really appreciate those timelines.

Male Speaker

Yes. I just wanted a question about Europe. Is there any way you think about breaking into Europe for testing? Or is that too far away?

Ted Karkus

That’s interesting. Well, there’s so much opportunity in the United States. I don’t know that we need to. But at the end of day, I don’t—I didn’t believe it—or I don’t believe it’s going to happen. But one of our—and I call them—whether you call them partners or customers, we have intermediaries that go find business for us, that are working with us as consultants and so forth. One of our partners actually was dealing with the U.K. because they’re looking for large labs or labs with large capacity to do a lot of their testing. I think it’s a little crazy because I am not going to spread myself thin by building a lab over in the U.K.

By the same token, FedEx, if you think about an airplane flight, whether FedEx—we do a ton of testing all across the state of Texas, and that’s all done by FedEx, where the specimens are collected during the afternoon, you get them on a—dropped them off at FedEx by 6:00 p.m. They get to a state across in the morning. We’re reporting results by the end of that day. Not only within 24 hours when we receive the specimen, we often report results within 24 hours of the specimens being collected. That’s across the country, but what difference is there between across the country or across the water. What’s the difference if the flight is four hours or six hours or seven hours. It just doesn’t matter.

Conceivably, you could see that happen, but it’s not my focal point right now. But by the same token, all of the new upticks and issues, new wave—COVID wave going on in Europe, it’s inevitable that it’s coming over here. As I mentioned, the upticks in positive COVID incidents is happening. When we look at the amount of tests we do every day, how many of them are positive? Four or six weeks ago, it dropped down to near zero. Now those numbers are starting to uptick again and it’s starting to pick up again. Whether or not testing is going to take off again, I don’t know. There’s also always new competition coming out. Regardless, there’s just an enormous amount of opportunity for us over here. We don’t have to necessarily look abroad to find an opportunity.

Operator

Our next question comes from the line of Dennis Waldman (phon), Private Investor. Please proceed with your question.

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Male Speaker

Ted, congratulations on everything you’ve accomplished in the last six months. It’s quite amazing. I know you’re offering a great service, great capacity. We just need more customers. As a sales and marketing person, could you go into detail on your sales team?

Ted Karkus

Sure. I try and keep overhead at a reasonable level. I try and operate in an efficient way. I don’t necessarily like to hire a ton of people within the Company, but we have a ton of consultants and customers so that—and we have different types of customers and we have different types of partnerships. There’s more than a dozen groups of people that are working on our behalf and attracting new business. In particular, our three largest accounts are actually intermediaries that do the specimen collection and they’re responsible for finding new business, and then they bring those specimens to us. We have three customers, our three largest customers, who are bringing us an enormous amount of business. They’re signing up more of their customers every day. As I mentioned as—well, so I don’t even want to go into more detail than that.

At the same time, we’re signing on new groups of people to act on our behalf to find more business. In some cases, these are individuals or groups that are simply going to find the business, bring it over to us. Then one of our partners will handle the specimen collection, the logistics. In other cases, we have partners who actually find the customers and then they do the specimen collection and logistics themselves. We have different groups of people, for instance, finding schools. Some of those are our large customers who are finding the schools themselves and also do the specimen collection. In other cases, because there’s so much opportunity there, we might have a dozen different people right now searching for schools across the country that are looking for testing. Then I’ll bring in a partner—allow a partner to actually provide the logistics and specimen collection. We do the, of course, the lab processing and reporting of results. I hope that fairly answers your question.

Male Speaker

It does. May I ask another question about the VaccTrack.

Ted Karkus

Sure.

Male Speaker

What is the revenue—is there a revenue model for that? I’m not sure how exactly that works. I think it’s fantastic. I think the acquisition is fantastic. I’m just trying to understand how to make money on it.

Ted Karkus

Yes. Twofold. The first thing it does is it significantly upgrades our offering to customers, which means that it significantly increases our ability to close on a new customer. As I said and as I described, our sales force, which is primarily an external sales force, obviously, we have several people within our Company that are working with the external sales team, and we do a great job of that. You’ve got to understand, our whole Management, everybody is working on it, right?

There’s basically two models for VaccTrack. The first is that we now offer this as a part of our technology. When you bring in a new customer, the first thing they ask you when they decide if they want to hire you, they want to know about your LIS system, your LIS system is your lab information system. The reason that’s so important, as I mentioned, once you know how to process tests, that becomes the easy part. The more complicated part is the collection of patient data, the collection of the requisition form, the reporting of the results and the billing. I mean all of that is serious stuff, and the sophisticated customers know that. The first thing they want to know is, do you have a strong technology backup? When we tell them not only do we have a great LIS and a great IT team, but that we also now have a great reporting system with VaccTrack, that gives us a leg up.

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My first goal in acquiring VaccTrack is it makes us a stronger company in closing on more accounts. It’s not a direct revenue model, but there’s no question, it should help us build our account base. It’s no different than purchasing the best state-of-the-art equipment and all the other things that we offer. But this is a really nice, strong add-on.

The second thing we’re going to start to look into is whether or not we can license the technology because we believe it really is cutting-edge state-of-the-art technology for reporting on a smartphone or app. We’re just now looking into that. You’ve got to understand, I literally just signed the paperwork. Remember, we just closed on the deal literally in the last 24, 48 hours. We were moving at the speed of light to integrate even while we were looking to close the deal. But we’re going to move forward and aggressively in both directions. I can’t promise you what’s going to happen on the licensing deal, but that could certainly be bullish for our Company. But regardless, it should help us close more accounts. As I mentioned, just coincidentally from one of our partners, they truly believe that the VaccTrack helps win an RP, although it’s not official yet. (Inaudible). I hope that answered your question, but it’s certainly a really nice addition to the Company.

Operator

Your next question comes from the line of Lee Alper with Hammock Investors. Please proceed with your question.

Lee Alper

A couple of them. One, on VaccTrack, did you buy an app? Or did you buy a company and you acquired the whole infrastructure?

Ted Karkus

That’s a great—honestly, that’s a legal question. I don’t know that I want to get into answering a legal question, but we acquired all the—if you think about technology, it’s really all about the IP; we acquired the exclusive rights to all the IP. Does that answer your question? Nobody can use it but us.

Lee Alper

Is it software or did you hire any people?

Ted Karkus

No, no, no. It’s not a company and customers, although the founder is working very closely with us anyway. It’s almost like acquiring his company or we acquired his company, but we did not acquire customer business, if that’s what you mean, although there are relationships that are certainly coming with it. In a sense, it’s the same thing. It’s our technology.

Lee Alper

Can he sell it to anyone else? Does he have other clients?

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Ted Karkus

No, no, no. You’ve got to understand, IP and intellectual property, the patents, that all belongs to us. This is our technology. It’s for us to license. It’s not for him or anybody else. We own the technology. If you want to look at it in layman’s terms, did we buy the company? Yes, we bought the company. In legal terms—that’s not a legal answer, though.

Lee Alper

Okay so—right. You could license it because there’s no restrictions on it.

Ted Karkus

Exactly. None. We own it. We own the IP. We own everything. (Inaudible). It’s our technology as if we developed it ourselves.

Lee Alper

Have you given us any idea on the cost on that?

Ted Karkus

No. I didn’t put it in there. It’s not public information, and it’s not relevant. I’m sorry. I’d love to talk more about it, but it’s not public information, and both sides decided not to make that public. It didn’t kill us, I can tell you that much. It’s not going to be...

Lee Alper

Well, I mean, if it’s a material number, then it would have—would you not have to disclose it when you file your 10-K?

Ted Karkus

I just follow—I just followed our attorney’s advice on that, all right? We think we’ve got a great deal on it, but we also think it’s a win-win. As I said, we’re working with the founder of the company. Honestly, I look at the deal as a win-win for both sides.

Lee Alper

Do you have any long-term arrangements with him? Or can he walk away from you tomorrow?

Ted Karkus

Well, he can walk away. We have the technology. We’ve already integrated. We have a fantastic IT team that now understands the technology, lock, stock and barrel. We’ve already integrated it, so it’s not an issue. There’s no risk. Whether he walks or not, that’s not a risk in terms of the functionality of the technology or using it going forward, that’s not an issue. There’s no risk from that point of view. We’ve already integrated it into our system. We already know it works. We’ve already integrated it. We’re just finishing up beta testing right now as we speak.

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Lee Alper

Okay. Can you give us a little more color on what you’re looking at doing testing—the number of tests in April or May?

Ted Karkus

I wish I could, I would love to. I can just tell you that all indications, and I’ll repeat this, our three largest customers, all coincidentally within a week of each other, all said that by mid-April they expected to bring us significantly more business. I even have a fourth customer who isn’t that large who’s bringing us a significant amount of business in the next week or two. I expect a very active April. I can’t look out beyond that, other than to say all of our schools are continuing to test and we continue to open up more schools. On a quarterly basis, I expect our revenues and our accounts and our testing business will also grow.

Of course, again, I refer to forward-looking statements. I can only tell you what the expectations are. There’s no guarantees in this world. But every indication suggests to me we have an uptick in COVID. I don’t expect definitely to get back to what it was in January, but we have an uptick, not a downtick. Even at current levels, there’s a ton of opportunity out there, and I believe our testing is going to grow over the course of the quarter. In fact, I think our testing is going to grow in the month of April.

I’m sorry I can’t give you a more definitive answer because I just don’t know. Unfortunately, it’s not something that can be known. But I can just tell you, we’re growing our business every quarter. I can tell you this quarter—yes?

Lee Alper

Can you give us an idea about how many customers you do have?

Ted Karkus

I don’t even know. It depends on how you—and what I mean by that is it depends on how you characterize the customers because we have so many different types of customers. As I said, we have one, if you want to call it a partnership, we have one customer who’s—I think they’re testing like 65 schools or some kind of number like that right now. We have another customer that’s probably doing 10, but growing very rapidly. We have another customer who’s testing the whole state of Texas. We have another customer—I can just go on and on with examples, but so who are our customers? Is it the thousands of patients being tested? Is it our intermediaries? Is the school a customer? Or is the person—the company that brings that school? Honestly, it’s pretty convoluted.

I’m not trying to avoid your question at all. But just the fact that we’re testing 75 schools as an example, and I expect that to grow significantly over the next month or two.

Lee Alper

In general terms, how much is local, what you’re you doing? How much is out of state? When I say out of state, I’m not—I mean New York, Pennsylvania that you’ll consider…

Ted Karkus

Right. Well, like I said, one of our largest customer is testing across the state of Texas. That’s about as out of state as you can get, and that business is significant, although, as I said, the weather in February really hurt that business. It’s hard to tell whether a part of that was because there was a tremendous downtick in COVID incidents and COVID testing. It’s hard to tell if there were centers who have shut down that I believe are reopening. But in the meantime, we have lots of other accounts that are opening.

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We’re testing in many states. New York, New Jersey, Pennsylvania, Texas, the location really doesn’t matter to us. If it’s nearby and it’s courier service, so we drive—the result of the—I’m sorry, the specimens are driven over to us. It takes an hour, two hours, three hours. If it’s FedEx, as I described, in Texas, they collect specimens up until 6 p.m. They put it on FedEx. We get it at 8 o’clock in the morning. We provide the results at the end of the day. Honestly, it’s a difference of those two hours—whether we’re testing down the block or we’re testing across the country, it’s a difference of hours. It’s not a difference of days. It shouldn’t prevent somebody from doing business with us.

Operator

Your next question comes from the line of Michael Wu (phon), Private Investor. Please proceed with your question.

Michael Wu

Ted, I have a question about the last Q4. There’s $5.2 million revenue. Do you know the numbers of how much is it related to the testing?

Ted Karkus

It’s not broken out. I don’t want to give answers to numbers that are not public information. Or if it’s not broken out, I’m certainly not going to do it on this call. I’m not the CFO anyway. Honestly, off the top of my head, I don’t know the number. There is clearly a bump from our testing because we started testing in very late December. It started as a small number. But even 3,000 tests we did at the end of December, we’re talking about potentially another $100,000 in revenues. We certainly got a bump from that. But our core business, obviously, did well, too. Yes, sir.

Michael Wu

Okay. Could you give me some rough idea what is—roughly, how—what is the expenses you incurred in last year—last quarter, rough idea? I don’t need an exact number or something.

Ted Karkus

Well—yes. Yes, yes. If we’re...

Michael Wu

(Inaudible), yes.

Ted Karkus

I’m sorry, in the December quarter?

Michael Wu

Yes, yes. Last quarter, yes, yes, December quarter. Of the $2.5 million total cost, how much—yes, related to that?

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Ted Karkus

All right, here’s the problem. I would love to—expenses related to the testing or expenses overall of the Company. Here’s the problem. We’re getting into something very specific with financials. It’s not public information. I’m not sure what to answer or what not to answer. I don’t know what answers I actually know. Honestly, I would be guessing anyway. I can just tell you there was a significant amount of start-up expenses for our business. Some of it you have to separate out. Obviously, we acquired a lab. That’s something that we’ll capitalize over time.

Then all the expenses of starting up. There’s the people we hired. There’s the recruiters that we paid for. That was significant in the first quarter. We hired 100 people, 100 employees in our lab business, maybe more between November, December and January. Then if you think about it, for a lot of that, we use recruiters that we’re paying 20% to. That’s all cash expense. There’s a tremendous amount of IT technology. That’s all expense. There are a lot of start-up expenses.

As I outlined a month ago, we had an enormous need for cash back in December and January and then in February, March, as we’re testing and purchasing consumables. But now we’re going into a period with just the opposite. I expect our cash flow to be significantly positive in the second quarter. Then that goes back to the other gentleman that was asking about stock buybacks or dividends. If we have significant cash flow positive going into the Company, and we already have tremendous working capital and cash balances, it leaves the door open to a lot of flexibility of things that we can do with that cash.

Those start-up expenses, of course, will go away now going forward because we’re no longer starting up. We’ve already hired all the people. We’ve already installed all of the technology. We’re good to go. We’re operational. We’re running smoothly. All those start-up expenses are gone. They were gone after December and after the first quarter. I’m actually really excited about the second quarter.

Michael Wu

Okay, great. Great. Yes. Thank you for the information. I have a different question. About the testing, you indicated in multiple chances like you have 30, 40, that’s the profit—is that gross profit? Or is that—what is that?

Ted Karkus

Yes. Okay. Again, here’s why that’s a complicated question. I’m not being evasive at all. But there’s so many different variables. First of all, we have cash customers and we have insurance-based customers. Those that are paying insurance, we’re collecting $100. But for the ones where we’re paying insurance, if we have somebody that’s doing the specimen collections as a partner, we might be paying out $25. On the other hand, we might be doing a cash customer where we don’t have to pay them out or this one doing specimen collections or billing insured separately under a different code for collections. We have all different prices for which we’re doing testing. We also have all different prices for what we’re paying people to bring customers, whether it’s just an introduction or they’re responsible for the specimen collection.

Then on the other side, we had a bunch of start-up expenses. It’s to be argued whether those start-up expenses should be a part of the profit per test or not a part of the profit per test because, on the margin, if you don’t include the start-up expenses, which aren’t ongoing, which you should be if you really just want to calculate what the profit is per test and you don’t look at the start-up expenses, but of course, we have a lot of start-up expenses. It’s a complicated number, to be honest with you. But you’re certainly in the ballpark with the numbers you were talking about. I talked about it in prior presentations. I don’t know what are the numbers, honestly.

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Also to date, we’re just starting to collect from insurance. We have to see what insurance reimbursement looks like. If we get 100% reimbursement from insurance, and if the number averages $105 or $115, that’s very different than if we get 90% reimbursement and reimbursement’s at $100 because the other network insurance sometimes pays more than $100. Until we have more experience with this, and by experience, I mean until we see how the insurance companies are paying because we’re just starting to—that cash flow is just starting to come in, over the next month, we’re going to have a much better idea.

Then, of course, it’s a matter of how you want to define the profit per test. If you don’t want to include the start-up expenses, then our profit per test is quite high. If you do include the start-up expenses, then our profit per test goes down. But either way, going forward, we don’t have those start-up expenses. I’m sorry, I can’t give you a better answer because nobody knows that answer right now. We’ll have a much better idea of that in the next four to six weeks. But I can tell you, it’s certainly healthy. It’s a very healthy profit, and we’re making a lot of money per test.

With the start-up expenses behind us, that number is just going to get better in the second quarter.

Michael Wu

Okay, great. My understanding is that, that’s just the profit, it’s not the revenue, right? The money you get, right? It’s including the cost ...

Ted Karkus

No, no, no. Wait. Okay. First of all, the revenue number, that’s the number that’s per test; that can vary anywhere from $75 to $125. It could be the revenue on the side. That’s just the revenue of what we’re getting paid to do the processing, whether it’s somebody paying cash or somebody—that we’re getting reimbursed by insurance. Then small customers pay more than larger customers when it’s cash. Those numbers are incredibly variable, but that’s the revenue number when it comes to the tests.

Michael Wu

Okay, great. About your supply—I have another question. About your supply, you have...

Ted Karkus

Last question because—so this is your last question because we’re over an hour, and we still have somebody else who wanted to ask a question, right? If you could make this last one, I appreciate it.

Michael Wu

You have amplified—you have a lot of the reagent, the supply. What is the shelf life of the thing? It can be used within one year or maybe half a year?

Ted Karkus

If you’re talking about the consumables, it’s—honestly, I don’t know the answer. But the consumables, it could be anywhere from six months to, I think, over a year, in some cases. It depends on which consumables and which reagents. But the shelf life is long enough that, that’s not a concern for us with our inventory, not an issue. Okay?

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Okay. I lost Michael. I don’t know if we have any other questions here. Hector, if you want to ask one last time or if we should end the call now that it’s 5:32?

Operator

No further questions at this time. This concludes our question-and-answer session. I’d like to turn the call back over to you, Ted, for any closing remarks.

Ted Karkus

Sure. I just want to thank you all for joining me today. I truly appreciate the support. Look, I’m looking to grow the Company, as I said, longer term. If you’re a long-term shareholder, I believe that I and our whole Management team is going to continue to grow the value on a per share basis to those that stick with it. For those of you that are traders, I wish you the best of luck. I don’t know what to tell you as a trader. I’m focused on the long term and building the value of the Company. So far, in the past, I’ve always been able to do that. I hope to be able to continue to do that in the months and quarters ahead.

Thank you, all, for joining me today. Hector, thank you for setting this up. Thank you, all. Have a great day.

Operator

Ladies and gentlemen, this does conclude today’s conference call. Thank you, all, for your participation.

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